Exhibit 99.1
February 25, 2015
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Chris Ahearn
	704-758-2033	704-758-2304
	tiffany.l.mason@lowes.com	chris.c.ahearn@lowes.com

LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 7.3 Percent --
-- Diluted Earnings Per Share Increased 58.6 Percent to a Record $0.46 --

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $450 million for the quarter ended January 30, 2015, a 47.0 percent increase over the same period a year ago. Diluted earnings per share increased 58.6 percent to $0.46 from $0.29 in the fourth quarter of 2013. For the fiscal year ended January 30, 2015, net earnings increased 18.0 percent from the same period a year ago to $2.7 billion, and diluted earnings per share increased 26.6 percent to $2.71.

Sales for the fourth quarter increased 7.6 percent to $12.5 billion from $11.7 billion in the fourth quarter of 2013, and comparable sales for the quarter increased 7.3 percent. Comparable sales for the U.S. business increased 7.4 percent. For the fiscal year, sales were $56.2 billion, a 5.3 percent increase over the same period a year ago, and comparable sales increased 4.3 percent on a consolidated basis and for the U.S. business.

“I would like to thank our employees for their hard work and dedication,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “Their steadfast commitment to serving customers is critical to our success, and an important driver of this quarter’s strong results.

“We remain focused on improving our profitability even while investing in key capabilities to drive sales growth,” Niblock added. “Our transformation is gaining momentum, and macroeconomic fundamentals are aligned for modestly stronger home improvement industry growth in 2015.”

Delivering on its commitment to return excess cash to shareholders, the company repurchased $1.0 billion of stock under its share repurchase program and paid $225 million in dividends in the fourth quarter. For the fiscal year, the company repurchased $3.9 billion of stock under its share repurchase program and paid $822 million in dividends.

As of January 30, 2015, Lowe’s operated 1,840 home improvement and hardware stores in the United States, Canada and Mexico representing 200.9 million square feet of retail selling space.

A conference call to discuss fourth quarter 2014 operating results is scheduled for today (Wednesday, February 25) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter 2014 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until May 19, 2015.

Lowe's Business Outlook

Fiscal Year 2015 (comparisons to fiscal year 2014; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase 4.5 to 5 percent.

•	Comparable sales are expected to increase 4 to 4.5 percent.

•	The company expects to open 15 to 20 home improvement and hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase 80 to 100 basis points.

•	The effective income tax rate is expected to be approximately 38.1%.

•	Diluted earnings per share of approximately $3.29 are expected for the fiscal year ending January 29, 2016.

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the company's expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, the Company’s strategic initiatives and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.  Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as the psychological effects of lower home prices, and moderating rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; and (ix) respond to unanticipated weather conditions that could adversely affect sales. In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the "Risk Factors" and "Critical Accounting Policies and Estimates" included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and the “Risk Factors” included in our Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.  We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 16 million customers a week in the United States, Canada and Mexico through its stores and online at lowes.com, lowes.ca and lowes.com.mx. With fiscal year 2014 sales of $56.2 billion, Lowe’s has 1,840 home improvement and hardware stores and more than 265,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.
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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 30, 2015		January 31, 2014		January 30, 2015		January 31, 2014
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net sales	$12,540	100.00	$11,660	100.00	$56,223	100.00	$53,417	100.00
Cost of sales	8,194	65.34	7,618	65.33	36,665	65.21	34,941	65.41
Gross margin	4,346	34.66	4,042	34.67	19,558	34.79	18,476	34.59
Expenses:
Selling, general and administrative	3,165	25.24	3,045	26.12	13,281	23.62	12,865	24.08
Depreciation	362	2.89	370	3.17	1,485	2.64	1,462	2.74
Interest - net	132	1.05	128	1.10	516	0.92	476	0.89
Total expenses	3,659	29.18	3,543	30.39	15,282	27.18	14,803	27.71
Pre-tax earnings	687	5.48	499	4.28	4,276	7.61	3,673	6.88
Income tax provision	237	1.90	193	1.66	1,578	2.81	1,387	2.60
Net earnings	$450	3.58	$306	2.62	$2,698	4.80	$2,286	4.28

Weighted average common shares outstanding - basic	964		1,035		988		1,059
Basic earnings per common share (1)	$0.46		$0.29		$2.71		$2.14
Weighted average common shares outstanding - diluted	967		1,037		990		1,061
Diluted earnings per common share (1)	$0.46		$0.29		$2.71		$2.14
Cash dividends per share	$0.23		$0.18		$0.87		$0.70

Retained Earnings
Balance at beginning of period	$10,271		$12,103		$11,355		$13,224
Net earnings	450		306		2,698		2,286
Cash dividends	(222)		(186)		(858)		(741)
Share repurchases	(908)		(868)		(3,604)		(3,414)
Balance at end of period	$9,591		$11,355		$9,591		$11,355

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $447 million for the three months ended January 30, 2015 and $304 million for the three months ended January 31, 2014. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,682 million for the fiscal year ended January 30, 2015 and $2,271 million for the fiscal year ended January 31, 2014.

Lowe's Companies, Inc.
Consolidated Statements of Comprehensive Income
In Millions, Except Percentage Data

	Three Months Ended				Year Ended
	(Unaudited)		(Unaudited)		(Unaudited)
	January 30, 2015		January 31, 2014		January 30, 2015		January 31, 2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net earnings	$450	3.58	$306	2.62	$2,698	4.80	$2,286	4.28
Foreign currency translation adjustments - net of tax	(75)	(0.59)	(40)	(0.34)	(86)	(0.15)	(68)	(0.13)
Net unrealized investment losses - net of tax	—	—	—	—	—	—	(1)	—
Other comprehensive loss	(75)	(0.59)	(40)	(0.34)	(86)	(0.15)	(69)	(0.13)
Comprehensive income	$375	2.99	$266	2.28	$2,612	4.65	$2,217	4.15

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		January 30, 2015	January 31, 2014
Assets
Current assets:
Cash and cash equivalents		$466	$391
Short-term investments		125	185
Merchandise inventory - net		8,911	9,127
Deferred income taxes - net		230	252
Other current assets		348	341
Total current assets		10,080	10,296
Property, less accumulated depreciation		20,034	20,834
Long-term investments		354	279
Other assets		1,359	1,323
Total assets		$31,827	$32,732
Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings		$—	$386
Current maturities of long-term debt		552	49
Accounts payable		5,124	5,008
Accrued compensation and employee benefits		773	785
Deferred revenue		979	892
Other current liabilities		1,920	1,756
Total current liabilities		9,348	8,876
Long-term debt, excluding current maturities		10,815	10,086
Deferred income taxes - net		97	291
Deferred revenue - extended protection plans		730	730
Other liabilities		869	896
Total liabilities		21,859	20,879
Shareholders' equity:
Preferred stock - $5 par value, none issued		—	—
Common stock - $.50 par value;
Shares issued and outstanding
January 30, 2015	960
January 31, 2014	1,030	480	515
Capital in excess of par value		—	—
Retained earnings		9,591	11,355
Accumulated other comprehensive loss		(103)	(17)
Total shareholders' equity		9,968	11,853
Total liabilities and shareholders' equity		$31,827	$32,732

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Year Ended
	(Unaudited)
	January 30, 2015	January 31, 2014
Cash flows from operating activities:
Net earnings	$2,698	$2,286
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,586	1,562
Deferred income taxes	(171)	(162)
Loss on property and other assets - net	25	64
Loss on equity method investments	57	52
Share-based payment expense	119	100
Changes in operating assets and liabilities:
Merchandise inventory - net	170	(396)
Other operating assets	130	(5)
Accounts payable	127	291
Other operating liabilities	188	319
Net cash provided by operating activities	4,929	4,111

Cash flows from investing activities:
Purchases of investments	(820)	(759)
Proceeds from sale/maturity of investments	805	709
Capital expenditures	(880)	(940)
Contributions to equity method investments - net	(241)	(173)
Proceeds from sale of property and other long-term assets	52	75
Acquisition of businesses - net	—	(203)
Other - net	(4)	5
Net cash used in investing activities	(1,088)	(1,286)

Cash flows from financing activities:
Net change in short-term borrowings	(386)	386
Net proceeds from issuance of long-term debt	1,239	985
Repayment of long-term debt	(48)	(47)
Proceeds from issuance of common stock under share-based payment plans	137	165
Cash dividend payments	(822)	(733)
Repurchase of common stock	(3,905)	(3,710)
Other - net	24	(15)
Net cash used in financing activities	(3,761)	(2,969)

Effect of exchange rate changes on cash	(5)	(6)

Net increase/(decrease) in cash and cash equivalents	75	(150)
Cash and cash equivalents, beginning of year	391	541
Cash and cash equivalents, end of year	$466	$391